Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S 8 (Nos. 333‑193189, 333‑170770 and 333‑113797) of Semiconductor Manufacturing International Corporation of our report dated April 30, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20 F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Certified Public Accountants

Shanghai, the People’s Republic of China

April 30, 2019